UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2010
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On July 29, 2010, Constant Contact, Inc. (the “Company”) announced its financial results for the second quarter of 2010. The full text of the press release issued by the Company on July 29, 2010 in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 27, 2010, the Company’s Board of Directors (the “Board”) elected Sharon T. Rowlands to serve as a Class I director of the Company until the Company’s 2011 Annual Meeting of Stockholders and thereafter until her successor is duly elected and qualified. The Board also appointed Ms. Rowlands to serve as a member of the Board’s Compensation Committee (the “Compensation Committee”).
     Since November 2008, Ms. Rowlands has been chief executive officer of Penton Media, Inc., a privately held business-to-business media company that publishes specialized business magazines, produces trade shows and provides a broad range of online media and custom marketing solutions. From March 2004 until April 2008, Ms. Rowlands served as president and chief executive officer of Thomson Financial, a unit of The Thomson Corporation now known as Thompson Reuters, a publicly traded provider of intelligent information to businesses and professionals. From January 2000 until March 2004, Ms. Rowlands served as president and chief operating officer of Thompson Financial. Ms. Rowlands has served as a director and member of the Nominating/Corporate Governance Committee of Automatic Data Processing, Inc., a publicly traded provider of business outsourcing solutions, since April 2008.
     Ms. Rowlands was recommended to the Board by the Board’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. There are no arrangements or understandings between Ms. Rowlands and any other person pursuant to which Ms. Rowlands was elected as a director. There are no transactions in which Ms. Rowlands has an interest requiring disclosure under
Item 404(a) of Regulation S-K.
     In accordance with the Company’s director compensation policy, Ms. Rowlands will receive an annual retainer of $20,000 for service as a director, an additional annual fee of $3,750 for service on the Compensation Committee and reimbursement for out-of-pocket expenses incurred in connection with attending Board and Compensation Committee meetings.
     In accordance with the Company’s 2007 stock incentive plan, upon her election to the Board, Ms. Rowlands was granted an option to purchase 25,000 shares of the Company’s common stock with an exercise price of $22.17, which is equal to the closing, or last sale, price of the Company’s common stock on the date of grant, July 27, 2010. The option will vest over a three-year period, with 33.33% of the shares underlying the option vesting on July 27, 2011, and an additional 8.33% of the shares underlying the option vesting each three months thereafter, subject to Ms. Rowlands’s continued service as a director.
     In connection with Ms. Rowlands’s election to serve as a Class I director, the Board increased the number of directors constituting the full Board from seven to eight, by the addition of one Class I director such that the full Board comprises three Class I directors, two Class II directors, and three Class III directors.
     The full text of the press release issued by the Company on July 29, 2010 in connection with Ms. Rowlands’s election as a director of the Company is filed as Exhibit 99.2 to this Current Report on Form 8-K.
     The information in this Item 5.02 of this Current Report on Form 8-K (including Exhibit 99.2) shall be deemed “filed” for purposes of Section 18 of the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:
99.1	Press release entitled “Constant Contact Announces Second Quarter 2010 Financial Results,” issued by the Company on July 29, 2010.
The following exhibit relating to Item 5.02 shall be deemed to be filed:
99.2	Press release entitled “Sharon T. Rowlands Elected to Constant Contact Board of Directors,” issued by the Company on July 29, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: July 29, 2010	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “Constant Contact Announces Second Quarter 2010 Financial Results,” issued by the Company on July 29, 2010.

99.2	Press release entitled “Sharon T. Rowlands Elected to Constant Contact Board of Directors,” issued by the Company on July 29, 2010.